Exhibit 10.10

DASEKE, INC.

2017 MANAGEMENT STOCK OWNERSHIP PROGRAM

FOR SELECTED MANAGEMENT

Establishment

The following is a summary plan description of the terms of the 2017 Management Stock Ownership Program (“MSOP Plan”) for selected members of management. The MSOP Plan is a sub-plan of the Daseke, Inc., 2017 Omnibus Incentive Plan (the “Incentive Plan”) and is intended to be a summary of the term of any Award which is governed by the Award Agreement and the Incentive Plan. All capitalized terms used herein shall have the meanings ascribed to them in the Incentive Plan, unless specifically set forth otherwise herein.

Eligibility	Management employees of the Company or its subsidiaries, as designated by the Company, are eligible to participate in the MSOP Plan.

Award Agreement	Each Award granted under the Plan shall be evidenced by a written Award Agreement which shall specify the terms and conditions applicable to the Award.

Equity Awards

The equity awards granted under the MSOP Plan shall consist solely of Nonqualified Stock Options (Options). Each Option shall give the Participant the right, once vested, to buy one share of Company stock at a price equal to the Fair Market Value of one Share of Company stock on the date of grant.

Employment With the Company

The Options granted under the MSOP Plan are granted on the condition that the Participant continues to be employed by the Company or its subsidiaries from the date of grant through (and including) the applicable vesting date(s) (referred to herein as the “Period of Restriction”).

Vesting

The number of Options granted shall vest ratably at the rate of twenty percent (20%) annually from the date of grant, provided the Participant continues to be employed with the Company or its subsidiaries through such anniversary or anniversaries.

Exercise	After vesting and before the expiration date, the Participant may exercise an Option to buy a share of Company stock.

Expiration Date	Options will expire ten years from the date of grant or such earlier time provided in the Award Agreement.

Dividend Equivalent and Voting Rights	Before the Option is exercised, Participant shall not be entitled to dividend equivalent rights and shall not have voting rights with respect to the unexercised Options.

Termination of Employment by Death or Disability

In the event the Participant’s employment with the Company is terminated by reason of death or Disability (as defined in the Incentive Plan), all Options held by the Participant at the date of termination and still subject to the Period of Restriction shall immediately become vested, together with amounts previously vested, on a pro rata basis based on the number of full months completed during the Restriction Period up through the date of termination divided by the total number of months in the Restriction Period. The Participant or the Participant’s beneficiary shall have the right to exercise the Option for the shorter of 90 days from the date of termination or the expiration of the stated term.

Termination of Employment for Other Reasons

In the event the Participant’s employment with the Company is terminated for any reason other than death or Disability, all Options held by the Participant at the date of termination and still subject to the Period of Restriction shall be forfeited.

Transferability of Awards	No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution.

No Right to Employment

The grant of an Award shall not be construed as giving a Participant the right to be retained in the employment of the Company. Further, the Company may at any time dismiss a Participant from employment free from any liability or any claim under the MSOP Plan or any Award Agreement.

No Rights to Awards

No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Tax Withholding

The Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the MSOP Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award or any payment or transfer under an Award or under the MSOP Plan, and to take such other action(s) as may be necessary or appropriate to ensure the payment of such taxes.